SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                  of 1934
                           (Amendment No.         )

  Filed by Registrant [x]
  Filed by a Party other than the Registrant [ ]
  Check the appropriate box:
  [ ]  Preliminary Proxy Statement
  [ ]  Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e) (2))
  [x]  Definitive Proxy Statement
  [ ]  Definitive Additional Materials
  [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               RYMER FOODS INC.
               (Name of Registrant as Specified In Its Charter)

  ___________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

  Payment of Filing Fee (Check the appropriate box):
  [x]  No fee required.
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:
  ______________________________________________________________
       (2) Aggregate numer of securities to which transactions applies:
  ______________________________________________________________
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
  ______________________________________________________________
       (4) Proposed maximum aggregate value of transaction:
  ______________________________________________________________
       (5) Total Fee Paid
  ______________________________________________________________
  [ ]  Fee paid previously with preliminary materials.
  [ ]  Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       (1) Amount Previously Paid:
  ______________________________________________________________
       (2) Form, Schedule or Registration Statement No:
  ______________________________________________________________
       (3) Filing Party:

       (4) Date Filed:
  ______________________________________________________________

                          RYMER FOODS INC.
                      4600 South Packers Avenue
                             Suite 400
                       Chicago, Illinois 60609

              Notice of Annual Meeting of Stockholders
                      to be held April 6, 2000


         TO THE HOLDERS OF COMMON STOCK OF RYMER FOODS INC.:

       The Annual Meeting of Stockholders of Rymer Foods Inc. (the "Company") will be held at 11:00 a.m., local time, on Thursday, April 6, 2000, at the offices of the Company's Attorney, Shefsky & Froelich Ltd., at 444 North Michigan Ave., Suite 2500, Chicago, IL 60611, for the following purposes:

       (1)  To elect  one Class  2 Director  to  the Company's  Board  of
            Directors.

       (2)  To elect  one Class  1 Director  to  the Company's  Board  of
            Directors.

       (3)  To elect three Class  3 Directors to  the Company's Board  of
            Directors.

       (4) To ratify the appointment by the Board of Directors of Grant Thornton LLP as auditors of the Company for fiscal 2000.

       (5) To approve increase of 200,000 shares for the Company's stock option plan.

       (6) To transact any other business that may properly be brought before the Meeting or any adjournments thereof.

       Only holders of record of Common Stock at the close of business on February 15, 2000 (the "Record Date"), will be entitled to notice of and to vote at the Meeting or any adjournments thereof.

       Stockholders are cordially invited to attend the meeting in person. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING IN PERSON, PLEASE INDICATE YOUR VOTE ON THE MATTERS TO BE VOTED UPON, SIGN AND DATE THE ENCLOSED PROXY, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


                                     By Order of the Board of Directors

                                     /s/ EDWARD M. HEBERT
                                     --------------------
                                     EDWARD M. HEBERT
                                     Secretary
  February 29, 2000

                          RYMER FOODS INC.
                      4600 South Packers Avenue
                              Suite 400
                       Chicago, Illinois 60609



                           PROXY STATEMENT

          ANNUAL MEETING OF STOCKHOLDERS - APRIL 6, 2000


       This Proxy Statement (the "Proxy Statement") is furnished in connection with the SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS of Rymer Foods Inc. (the "Company") from the holders of shares of its common stock, $0.04 par value (the "Common Stock"), to be voted at THE ANNUAL MEETING OF STOCKHOLDERS, which will be held at 11:00 a.m., local time, on Thursday, April 6, 2000, at the offices of the Company's Attorney, Shefsky & Froelich Ltd., at 444 North Michigan Avenue, Suite 2500, Chicago, Illinois 60611, and at any adjournments thereof (the "Meeting").

       The purposes of the Meeting are:

       (1)  To elect  one Class  2 Director  to  the Company's  Board  of
            Directors.

       (2)  To elect  one Class  1 Director  to  the Company's  Board  of
            Directors.

       (3)  To elect three Class  3 Directors to  the Company's Board  of
            Directors.

       (4) To ratify the appointment by the Board of Directors of Grant Thornton LLP as auditors of the Company for fiscal 2000.

       (5) To approve increase of 200,000 shares for the Company's stock option plan.

       (6) To transact any other business that may properly be brought before the Meeting or any adjournments thereof.

       This Proxy Statement and a form of proxy are first being mailed by the Company to its stockholders on or about February 29, 2000.

       The cost of solicitation of proxies will be borne by the Company. The solicitation of proxies generally will be by mail. Such solicitation may also be made in person or by telephone, facsimile or other means by directors, officers, agents and employees of the Company. Arrangements have been made with brokers and other custodians, nominees and fiduciaries to send copies of this Proxy Statement, proxies and other proxy solicitation materials to their principals, and the Company will reimburse them for reasonable out-of-pocket and clerical expenses in so doing.

                    STOCKHOLDERS ENTITLED TO VOTE

       The Company's Board of Directors (the "Board of Directors" or the "Board") has fixed the close of business on February 15, 2000 as the record date (the "Record Date") for the Meeting.

       Holders of record of the Company's outstanding Common Stock at the close of business on the Record Date (consisting of 4,300,000 shares) are entitled to notice of and to vote at the Meeting. For a quorum to be present, the holders of at least 50% of the shares entitled to vote at the Meeting must be present in person or represented by proxy.

       Stockholders have  cumulative voting  rights for  the election  of directors and one vote per share for all other purposes. Cumulative voting means that each stockholder is entitled to as many votes as are equal to the number of shares owned multiplied by the number of directors to be elected and that the stockholder may cast all of such votes for a single director or may distribute them among the number to be voted for, as the stockholder may see fit. Each share of Common Stock (par value $0.04) is entitled to one vote with respect to the ratification of Grant Thornton LLP as auditors for fiscal 2000, ratification of the increase by 200,000 of the number of shares of stock subject to the Company's Stock Option Plan and any other matters that may be properly brought before the Meeting.

       Elections are determined by a plurality vote, assuming that a quorum is present. Other matters are determined by vote of the holders of a majority of the shares present or represented at the Meeting and voting on such matters. Therefore, the affirmative vote of the holders of not less than a majority of the shares of Common Stock present at the Meeting in person or by proxy is required to ratify the appointment of Grant Thornton LLP as auditors for fiscal 2000 and the increase of 550,000 shares to the Company's stock option plan.

       With regard to the election of the Class 1, Class 2 and Class 3 Directors, votes may be cast in favor of or withheld from the nominees, therefore votes that are withheld will be excluded entirely from the vote and will have no effect, except for quorum purposes. Abstentions may be specified on the proposal to ratify the appointment of Grant Thornton LLP as auditors for fiscal 2000 and the increase of 550,000 shares to the Company's stock option plan and will be counted as present for purposes of determining the existence of a quorum regarding the proposal on which the abstention is noted. Because ratification of Grant Thornton LLP as auditors for fiscal 2000 and the increase of 550,000 shares to the Company's stock option plan requires the affirmative vote of a majority of shares present in person or by proxy and entitled to vote, an abstention on either of such proposals will have the same effect as a negative vote.

       Under the rules of the New York and American Stock Exchanges, brokers who hold shares in street name may have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions generally are entitled to vote on the election of directors and the ratification of the appointment of auditors. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of the Class 1, Class 2 and Class 3 Directors.

       The proxies hereby solicited vest in the proxy holders' cumulative voting rights (discussed above) with respect to the election of directors (unless the stockholder marks the proxy so as to withhold such authority) and all other voting rights of the stockholders signing such proxies. The shares represented by each duly executed proxy will be voted and, where a choice is specified by the stockholder on the proxy, the proxy will be voted in accordance with the specification so made.

       Any proxy given by a stockholder pursuant to this solicitation may be revoked by the stockholder by written notice delivered to the Secretary of the Company at any time prior to exercise of the proxy. All valid proxies on file with the Secretary of the Company, unless revoked, will be voted in accordance with the instructions of the stockholder or, in the absence of such instructions, in accordance with the recommendations of the Board of Directors.

       A list of stockholders of the Company will be available at the Company's offices during ordinary business hours for the ten days preceding the Meeting for examination by stockholders for any purpose germane to the Meeting.

                   SECURITY OWNERSHIP OF CERTAIN
                  BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth, as of February 15, 2000, the beneficial ownership of the Common Stock by each of the directors, the nominees for director and each of the executive officers of the Company listed in the Summary Compensation Table below and of all directors, the nominees for director and executive officers of the Company as a group, and by each person who is known by the Company to beneficially
  own 5% or  more of  the Common Stock.   The  Common Stock  is the  only
  outstanding class of equity securities of the Company.
                                                                    Percentage
                                                                        of
                                                   Number of Shares Outstanding
     Name                      Title of Security  Beneficially Owned  Shares
     ----                      -----------------  ------------------  ------
P. E. Schenk .................... Common Stock         258,000          6%

Edward M. Hebert ................ Common Stock         172,150          4%

Robert Rittmaster ............... Common Stock         110,345          2.6%

Edward Banks .................... Common Stock    1,805,296(1)(2)(4)   42%
 c/o W.R. Huff Asset Management
 67 Park Place
 Morristown, NJ 07960

Tom Krasnor ..................... Common Stock      382,916(2)(3)(5)    8.9%
 Riverside Capital Advisors Inc.
 1650 S.E. 17th St. Causeway
 Suite 204
 Fort Lauderdale, FL 33316-1735

Lloyd I. Miller ................. Common Stock         237,607(6)       5.5%
All directors, the nominees for
director, and executive officers
as a group (9 persons) .......... Common Stock       2,458,371         57.2%

  1) The beneficial ownership of these shares of Common Stock derives from accounts managed by W.R. Huff Asset Management. Edward Banks is Portfolio Manager of W.R. Huff Asset Management and is in a position to directly and indirectly determine the investment and voting decisions made by W.R. Huff Asset Management and, therefore, is deemed to beneficially own all of the shares that W.R. Huff Asset Management has in its portfolios. Mr. Banks disclaims beneficial ownership of these shares.

  2) The beneficial ownership of these shares of Common Stock includes multiple beneficial ownership of the same shares.

  3) The beneficial ownership of these shares of Common Stock derives from accounts managed by Riverside Capital Advisors Inc. Riverside Capital Advisors Inc. is in a position to directly and indirectly determine investment and voting decisions and, therefore, is deemed to beneficially own all of the shares that it has in its portfolios. Mr. Krasnor disclaims beneficial ownership of these shares.

  4) The beneficial ownership of these shares of Common Stock derives from accounts managed by W.R. Huff Asset Management. W.R. Huff Asset Management is in a position to directly and indirectly determine investment and voting decisions and, therefore, is deemed to beneficially own all of the shares that it has in its portfolios.

  5) Mr. Tom Krasnor is Portfolio Manager of Riverside Capital Advisors Inc. and is in a position to directly and indirectly determine investment and voting decisions and, therefore, is deemed to beneficially own all of the shares that it has in its portfolio. Mr. Krasnor disclaims beneficial ownership of these shares.

  6) Mr. Miller has sole voting power of 137,866 shares and shared voting power of 99,641 shares.


                       ELECTION OF DIRECTORS

                      [Item (1) on Proxy Card]

                               ITEM 1

       Pursuant to its Certificate of Incorporation, the Board of Directors is comprised of three classes, consisting of eight Directors in total. Class 3 consists of three Directors whose terms expire when their successors are elected at this Meeting. Class 1 consists of two Directors whose terms expire in 2002 and one Director to be elected at this meeting. Class 2 consists of one Director whose term will expire in 2001 and one Director to be elected at this meeting.

       At the Meeting, three Class 3 Directors will be elected for a term of 3 years, one Class 2 Director for a one year term and one Class 1 Director for a two year term. Messrs. Edward M. Hebert, Robert Rittmaster and Edward Banks, are management's nominees for Class 3 Directors. Mr. Hebert is now serving as Class 3 Director. Mr. Kenneth Harmonay, is management's nominee for the open Class 2 Director. Mr. Joseph Thornton, is management's nominee for the open Class 1 Director.

       Unless otherwise indicated on a proxy, the proxy holders intend to vote the shares of Common Stock for which they hold proxies "FOR" the election of Edward M. Hebert, Robert Rittmaster and Edward Banks as Class 3 Directors, Kenneth Harmonay as Class 2 Director and Joseph Thornton as Class 2 Director without cumulation. Each of such persons has consented to being named as a nominee in this Proxy Statement and to serve as a Class 3, Class 2 or Class 1 Director if elected.

       The affirmative vote of a plurality of the shares of the Common Stock, present or represented by proxy and voted at the Meeting, is required for the election of Directors, assuming that a quorum is present. See "Stockholders Entitled to Vote" above.

       The Board has no nominating committee. The nominees for Class 1, Class 2 and 3 Directors were selected by the entire Board of Directors.
   At the Meeting, stockholders may make nominations for Class 1, Class 2 and 3 Directors.

       The votes applicable to the shares represented by proxies in the accompanying form will be cast in favor of Messrs. Hebert, Banks, Rittmaster, Harmonay and Thornton as nominees. While it is not anticipated that such nominees will be unable to serve, if any of them should be unable to serve, the proxy holders reserve the right to substitute any other person.

  Class 2 Directors (Term of Office Expiring in 2001)

       MICHAEL BRINATI (age 40; Director since 1997). Mr. Brinati is President, Chief Executive Officer and a principal shareholder of Iowa Grain Company, a Chicago-based Futures Commission Merchant clearing member. Mr. Brinati is also a full member of the Chicago Board of Trade ("CBOT") and has been a member of the CBOT since 1984. He is an active floor broker and proprietary trader in the soybean quadrant on the CBOT trading floor. Mr. Brinati is currently a governor of the Board of Trade Clearing Corporation, a term expiring in February 2001.

       JOSEPH THORNTON (age 38; Nominee for Director). Mr. Thornton is counsel to W.R. Huff Asset Management Co., L.L.C., and has worked with the firm for ten years. Mr. Thornton received a BA degree (Economics) and JD and MBA degrees from the University of North Carolina at Chapel Hill. He has served on the Board of Directors of e.spire Communications and as an observer to the Board of Price Communications.

  Class 1 Directors (Term of Office Expiring in 2002)

       P. E. SCHENK (age 62; Director since November 1995). Mr. Schenk was named to the Board of Directors of the Company on November 8, 1995 as a Class 1 Director to fill a vacancy therein created by a resignation. Mr. Schenk has served as Chief Executive Officer of the Company since November 1995, and President until April 1999. In 1994 and 1995, Mr. Schenk operated Schenk & Associates, Inc., a consulting practice. Mr. Schenk was Executive Vice President of Lykes Processed Meats Group from December 1993 to November 1994, and from August 1993 to December 1993 he served as Senior Vice President of Sales & Marketing. From 1986 to 1993, Mr. Schenk was employed by Smithfield Foods, Inc. as President and Chief Operating Officer of various meat processing subsidiaries.

       BARRY SPECTOR (age 57; Director since 1997). Mr. Spector has been the Managing Director of Bengur, Bryan & Co., Inc. since March 1997. Prior to such date, Mr. Spector was President and Chief Executive Officer of Acme Foods Co., a national snack meat company.

       KENNETH HARMONAY (age 38; Nominee for Director). Mr. Harmonay is Director of Research at W.R. Huff Asset Management Co. L.L.C., and has been with the firm for more than ten years. Mr. Harmonay received a BS degree (Economics) from Lehigh University and an MBA degree from Fordham University. He has served on the Boards of Directors of Price Communication, Trident NGL, Inc. and Multi-Market Radio (prior to its acquisition by SFX Broadcasting), and as an observer to the Boards of Benedek Corporation and Arcadian Corporation.


  Nominees for Class 3 Directors (Term of Office Expiring in 2003)

       EDWARD BANKS (age 37; Nominee for Director). Mr. Banks is a Portfolio Manager at W.R. Huff Asset Management Co., L.L.C., and has been with the firm for more than eleven years. He received his BA degree (History) and his MBA degree from Rutgers University. Mr. Banks has served on the Boards of Directors of Magellan Health Services, The Del Monte Corporation, Abco Foods, Arch Communications Group and e.spire Communications. He also has been an observer to the Boards of Multi-Market Radio (prior to its Acquisitions by SFX Broadcasting) and Powertel, Inc.

       EDWARD M. HEBERT (age 49; Director since 1997). Mr. Hebert was appointed President in April 1999. Mr. Hebert was appointed Secretary in April 1998. Mr. Hebert was named to the Board of Directors as part of the Company's Restructuring in 1997. Mr. Hebert was appointed Chief Financial Officer on October 6, 1995. Mr. Hebert has been Senior Vice President Finance of the Company since January 1990 and Treasurer of the Company since January 1993. Prior thereto, Mr. Hebert was Controller of the Company since December 1988. Prior to that time, Mr. Hebert was employed by Arco Metals Company in various financial positions.

       ROBERT RITTMASTER (age 74; Nominee for Director). Mr. Rittmaster, is a former CEO and Director of the Company from 1982 to 1988. Mr. Rittmaster has been president of Rittmaster & Co., Inc., a business consulting firm, from 1989 to present.


  INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

       During fiscal 1999, there were 5 meetings of the Board. Each director then in office attended more than 80% of the combined meetings of the Board of Directors and the Committees on which he served held during the year while he served as Director.

       The Executive Committee, consisting of Messrs. P. E. Schenk, Michael Bowen and John Elting, did not meet in fiscal 1999. Except for certain matters, the duties of the Executive Committee include the exercise of all of the powers and authority of the Board of Directors and the management of the business and affairs of the Company, except for any powers and authority granted to another Committee. The authority of the Executive Committee is generally limited to acquisitions and dispositions of assets and negotiations to accomplish the same; personnel matters; guidance to senior management on policy matters; negotiations, review and analysis of financial needs; litigation matters; and public or private stock placement or other equity or debt offerings.

       The Audit Committee, consisting of Messrs. Michael Brinati and Barry Spector met once during fiscal 1999. The Audit Committee reviews the proposed scope of audit and non-audit services to be performed by the Company's independent public accountants; reviews and reports on audits and the Company's accounting policies and controls; and annually recommends independent public accountants for selection as auditors of the Company. The Audit Committee also monitors the administration of the Company's business ethics and conflicts of interest policies.

       The Compensation Committee, consisting of Messrs. Michael Bowen and John Elting, did not meet during fiscal 1999. The Compensation Committee reviews the compensation policies of the Company, determines compensation of the Company's executive officers, determines general compensation and benefit levels for all officers, and recommends to the full Board future compensation of executive officers. The Compensation Committee administers the Company's employee benefit plans presently in effect.


                      REMUNERATION OF DIRECTORS

       Directors who are not officers of the Company or its subsidiaries are not compensated in cash, however, they are eligible to receive stock options. Directors who are also officers of the Company or its subsidiaries do not receive additional compensation for attending board meetings. Directors are reimbursed only for out-of-pocket expenses incurred in attending Board or Committee meetings.


  Incentive Compensation Program

       The Incentive Compensation Program provides opportunities for executives to receive incentive compensation if specific performance goals, proposed by management and approved by the Board, are met.


  Stock Options

       In fiscal 1999, under the Stock Option Plan, there were 426,000 options granted to acquire shares of the Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."

                   SUMMARY COMPENSATION TABLE

                                Annual Compensation   Long-Term Compensation

                                                      Awards      Payouts

                                            Other
                                            Annual   Restricted     Securities            All Other
                                             Com-       Stock       Underlying      LTIP   Compen-
                           Salary  Bonus   pensation   Award(s)      Options      Payouts   sation
Principal Position  Year1   ($)     ($)     ($)2         ($)          (#)           ($)      ($)3
------------------  ----- -------  -----    -----      ------       ---------     -------  -------
P.E.Schenk          1999  126,923     -     1,650        -             -            -        4,293
Chairman and Chief  1998  207,692     -     6,600        -             -            -        8,000
Executive Officer   1997  223,908     -     6,600        -             -            -      265,500

Edward M. Hebert    1999  179,231     -     6,000        -             -            -        8,435
President, CFO,     1998  130,353     -     6,000        -             -            -        6,796
Treasurer and
 Secretary          1997  141,031     -     6,000        -             -            -      178,909

Jose Muguerza       1999  138,077     -     6,000        -             -            -        6,690
Executive V.P.      1998   99,192     -     6,000        -          175,000         -        5,201
Chief Operating
 Officer            1997   96,625    2,500  6,000        -             -            -        5,669

Gary Penczek        1999   75,769  100,000   -           -           19,000         -        2,615
Vice President of
Purchasing

Paul Conti          1999  111,539     -     5,400        -           50,000         -         -
Executive V.P.

  1    For fiscal year  ended on  the last  Saturday of  October in  each year.
  2    Reimbursement allowance for automobile use and maintenance.
  3    Represents vested amount  from the  Company's 401k  Plan and  also includes a one-time stock grant under  the terms of the  Company's prepackaged plan of reorganization to Mr. Schenk and Mr. Hebert of
       $258,000 and $172,000 respectively.

                    OPTION GRANTS IN 1999 FISCAL YEAR


                   Number     Percent of
                     of         Total
                 Securities    Options
                 Underlying   Granted to   Exercise             Present Value
                  Options     Employees     or Base                Under
                  Granted     in Fiscal      Price   Expiration  Black Shoal
Name                 #          Year        ($/Sh)      Date       Model
----              -------       ----        ------    --------     -----
P.E. Schenk          -           -            -          -           -
Edward M. Hebert     -           -            -          -           -
Jose Muguerza     175,000       41.1         .22      10/30/99      .07
Paul Conti         50,000       11.7         .22      10/30/99      .08
Gary Penczek       19,000        4.5         .86      10/30/99      .31




         AGGREGATED OPTION EXERCISES IN 1999 FISCAL YEAR
                AND FISCAL YEAR-END OPTION VALUES

                                                                  Values
                                           Number of           Unexercisable
                                          Unexercised          In-the-Money
                                            Options              Options
                    Shares     Value   at Fiscal Year-End  at Fiscal Year-End
                 Acquired on  Realized       (#)                  ($)
    Name           Exercise     ($)      Exercisable/         Exercisable/
                                        Unexercisable        Unexercisable
    ----           --------     ---     -------------        -------------
P.E. Schenk           0          0           0/0                   0
Edward M. Hebert      0          0           0/0                   0
Jose Muguerza         0          0           0/175,000             0
Paul Conti            0          0           0/50,000              0
Gary Penczek          0          0           0/19,000              0


                 REMUNERATION OF EXECUTIVE OFFICERS
                    Compensation Committee Report

       In fiscal 1999, the Company's philosophy on executive compensation was to attempt to provide a compensation package competitive with comparable companies in the food industry and which linked the amount of compensation provided to the achievement of business objectives while recognizing the economic factors then affecting the Company. In this regard, individual base salaries were established for the Chief Executive Officer and others based generally on the Board of Directors' perception of competitive, industry-wide salaries, the executive's experience and seniority, as well as his or her performance, while considering the overall level of spending which the Board deemed appropriate for officers' salaries in light of these economic factors.

       In fiscal 1999, there were two programs of direct executive officer compensation: the Base Salary Program and the Incentive Compensation Program. Subsequent to fiscal 1997, executives have been awarded stock options as part of their compensation package.

  Base Salary Program

       Base salary for 1999 for the executive officers named in the Summary Compensation Table was determined based on their respective employment agreements. See "Certain Transactions and Related Transactions."




                    [PERFORMANCE GRAPH DATA FOLLOWS]


             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
  AMONG RYMER FOODS INC., THE RUSSELL 2,000 INDEX AND THE S&P FOODS INDEX



                                     Cumulative Total Return*

                       10/94    10/95    10/96    10/97    10/98    10/99
                       -----    -----    -----    -----    -----    -----
  Rymer Foods Inc...... 100       31       14       25       12       21
  Russell 2,000 ....... 100      118      138      179      161      174
  S&P Foods ........... 100      121      148      198      233      220



                         EXECUTIVE OFFICERS

       The following is a list of the names and ages of the current executive officers of the Company, the period during which each has served as such and their respective positions:


  Name and Age                Position(s)
  ------------                -----------
  P. E. Schenk (62) .......   Chairman and Chief Executive Officer
                              (since November 95)

  Edward M. Hebert (49) ...   President (since 1999), Treasurer and
                              Chief Financial Officer and Secretary
                              (since April 98)

  Jose Muguerza (37) ......   Executive Vice President and Chief
                              Operating Officer of Rymer Meat Inc.
                              (since October 95)

  Gary Penczek (55) .......   Vice President of Purchasing of
                              Rymer Meat Inc. (since August 98)

  Paul Conti (58) .........   Executive Vice President of Rymer Meat
                              Inc. (since February 99)

       P. E. Schenk. Mr. Schenk was named to the Board of Directors of the Company on November 8, 1995 as a Class 1 Director to fill a vacancy therein created by a resignation. Mr. Schenk has served as President and Chief Executive Officer of the Company since November 1995. In April 1999, Mr. Schenk resigned the Presidency but remains as Chief Executive Office and Chairman of the Board. In 1994 and 1995, Mr. Schenk operated Schenk & Associates, Inc., a consulting practice. Mr. Schenk was Executive Vice President of Lykes Processed Meats Group from December 1993 to November 1994, and from August 1993 to December 1993 he served as Senior Vice President of Sales & Marketing. From 1986 to 1993, Mr. Schenk was employed by Smithfield Foods, Inc. as President and Chief Operating Officer of various meat processing subsidiaries.

       Edward M. Hebert. Mr. Hebert was appointed President in April 1999 and Secretary on April 30, 1998. Mr. Hebert was appointed Chief Financial Officer on October 6, 1995. Mr. Hebert has been Senior Vice President, Finance of the Company since January 1990 and Treasurer of the Company since January 1993. Prior thereto, Mr. Hebert was Controller of the Company since December 1988. Prior to that time, Mr. Hebert was employed by Arco Metals Company in various financial positions.

       Jose Muguerza. Mr. Muguerza was appointed Executive Vice President and Chief Operating Officer in September 1997. Prior to that time, Mr. Muguerza was Vice President of Operations and Technical Services since October 1995. Prior to such election, Mr. Muguerza was Vice President-Technical Services of a subsidiary of the Company. Prior to joining the Company, Mr. Muguerza was with several foodservice companies in the meat production and cooked products industries.

       Gary Penczek.    Mr.  Penczek  was  appointed  Vice  President  of
  Purchasing in December 1999. Mr. Penczek has been the Manager of Purchasing since August 1998. Prior to August 1999, Mr. Penczek has been in the meat industry in various capacities for more than 30 years.


       Paul Conti. Mr. Conti was appointed Executive Vice President in February 1999. Mr. Conti, prior to joining Rymer Meat Inc. ran his own foodservice company for more than 25 years.

       All of the executive officers are citizens of the United States of
  America.   Edward M.  Hebert  served as  an  executive officer  of  the
  Company during its 1993 Restructuring.

            CERTAIN TRANSACTIONS AND RELATED TRANSACTIONS

  Stock Purchase Agreements and Certain Additional Compensation

       Upon the completion of the Company's prepackaged plan of reorganization, Mr. Schenk and Mr. Hebert were granted 258,000 and 172,000 fully-vested shares, respectively, of the Company's Common Stock. Under the terms of their employment agreements, the Company will provide a loan to the executives to assist with the tax consequences of the grant of such stock. Mr. Schenk and Mr. Hebert will also be eligible to receive stock option grants consistent with those grants made to other executives in 1998 and subsequent years. No options were granted to Mr. Schenk or Mr. Hebert in 1999.

       The value of the stock grants issued to Mr. Schenk and Mr. Hebert is reflected in the Summary Compensation Table as shown on page seven of this report.


  Employment and Consulting Agreements and Other Arrangements

       P.E. Schenk. On November 8, 1995, Mr. Schenk entered into a two year employment agreement with the Company providing for annual compensation of $200,000, subject to mandatory annual escalation in the event of an increase in the regional Consumer Price Index equivalent to the percentage increase of such index. Pursuant to the employment agreement, Mr. Schenk was also issued a warrant to acquire 750,000 shares of Common Stock for an exercise price of $1.00 per share for a period of three years commencing November 8, 1996.

       Warrants previously issued to Mr. Schenk were cancelled as a result of the Company's recent Senior Note restructuring. Also, in conjunction with the Company's restructuring, on August 21, 1997, Mr. Schenk entered into a new employment agreement with the Company. The new agreement provided for annual compensation of $250,000. Under the agreement, Mr. Schenk was entitled to an automobile allowance of $550 per month, as well as other normal executive benefits. The agreement term was for an initial period of two years, commencing August 21, 1997 and continuing through August 20, 1999. Beginning on August 21, 1999, the term of employment was to be renewed annually for a period of 12 months unless Mr. Schenk provides the Board of Directors with written notice to the contrary at least ninety days prior to any annual renewal date.

       Mr. Schenk is entitled to annual increases in salary equal to the percentage increase in the Consumer Price Index for all Urban Consumers for the Chicago Metropolitan area.

       On December 26, 1997, Mr. Schenk voluntarily reduced his annual salary to $200,000 as part of a cost savings initiative program. In April 1999, Mr. Schenk retired from the Presidency of Rymer, while remaining as CEO and Chairman of the Board. Mr. Schenk's compensation in his new position is $50,000 annually. Beginning in April 2001, the term of employment shall be renewed annually for a period of 12 months unless Mr. Schenk provides the Board of Directors with written notice to the contrary at least ninety days prior to any annual renewal date.

       Edward M. Hebert. The Company entered into an employment agreement with Edward M. Hebert, the Company's Senior Vice President, Treasurer and Chief Financial Officer, on June 1, 1991. The agreement's original one-year term that began on June 1, 1991, automatically extends thereafter for successive one-year periods unless either the Company or Mr. Hebert notifies the other not later than May 1 of any year that the agreement is to be terminated on June 1 of such year. Mr. Hebert was entitled in the first year of the agreement to a salary of $100,000 per year with an increase in subsequent years based on increases in the Consumer Price Index limited to 6% of the amount in effect for the prior year. In connection with the 1993 restructuring, Mr. Hebert's salary was set at $112,200.

       In conjunction with the Company's restructuring, on August 21, 1997, Mr. Hebert entered into a new employment agreement with the Company. The new agreement provides annual compensation of $140,000. Under the agreement, Mr. Hebert is entitled to an automobile allowance of $500 per month, as well as other normal executive benefits. The agreement term was for an initial period of two years, commencing August 21, 1997 and continuing through August 20, 1999. Beginning on August 21, 1999, the term of employment is to be renewed annually for a period of 12 months unless Mr. Hebert provides the Board of Directors with written notice to the contrary at least ninety days prior to any annual renewal date.

       Mr. Hebert is entitled to annual increases in salary equal to the percentage increase in the Consumer Price Index for all Urban Consumers for the Chicago Metropolitan area.

       On December 26, 1997, Mr. Hebert voluntarily reduced his annual salary to $128,600 as part of a cost savings initiative program.

       In April 1999, Mr. Hebert was appointed President of the Company. Mr. Hebert entered into a two year agreement with the Company. The new agreement provides annual compensation of $200,000. Mr. Hebert is entitled to an automobile allowance of $500 per month, as well as other normal executive benefits. Beginning in April 2001, the term of employment shall be renewed annually for a period of 12 months unless Mr. Hebert provides the Board of Directors with written notice to the contrary at least ninety days prior to any annual renewal date.

       General. Executive Officers of the Company and its subsidiaries ("Subsidiaries") generally receive participation in benefit plans, split dollar life insurance programs, an automobile expense reimbursement allowance or use of an automobile, bonuses at the discretion of the Board of Directors, reimbursement of business-related expenses and certain fringe benefits.

                       APPOINTMENT OF AUDITORS

                      [Item (5) on Proxy Card]

                               ITEM 2

       It is intended that the shares represented by the proxy holders will be voted for approval of the appointment of Grant Thornton LLP (unless otherwise indicated on the proxy) as independent public accountants (auditors) to report to the stockholders on the financial statements of the Company for the fiscal year ending October 28, 2000. Each professional service performed by Grant Thornton LLP during fiscal 1999 was approved in advance or was subsequently approved, and the possible effect on the auditors' independence was considered, by the Audit Committee. The Audit Committee has recommended, and the Board of Directors has approved, the appointment of Grant Thornton LLP subject to the approval of the stockholders at the Meeting. Although submission of the appointment of independent public accountants to stockholders is not required by law, the Board of Directors, consistent with its past policy, considers it appropriate to submit the selection of auditors for stockholder approval. Representatives of Grant
  Thornton LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

       The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, or represented by proxy, and voted at the Meeting is required for the approval of this Item. The Board has not determined what action it would take if the stockholders do not approve the selection of Grant Thornton LLP, but would reconsider its selection in light of the stockholders' action.

       The resignation of Coopers & Lybrand L.L.P. was not recommended nor approved by the Company's Audit Committee as it was the decision of Coopers & Lybrand L.L.P. not to continue as the Company's auditors.


           THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR
                THE APPOINTMENT OF GRANT THORNTON LLP

                   APPROVAL OF ADDITIONAL OPTIONS
                      [ITEM (4) ON PROXY CARD]

       The Company has a stock option plan with 430,000 shares authorized and 421,000 shares issued. The options are used by the Company as compensation for the Company's outside Board members and as incentive to existing management of the Company and to attract new management talent. The Company is requesting that shareholders approve a 200,000 increase to the stock option plan which was previously approved by the Board with such options to be used to retain key management, Board Members and attract new management talent.

       THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF ADDITIONAL OPTIONS.

                              EXPENSES

       The Company will bear all costs of this solicitation. In addition, the Company will reimburse banks, custodians, fiduciaries, nominees, securities dealers, trust companies and other persons for their reasonable expenses in forwarding this Proxy Statement, proxies and other related materials to the beneficial owners of shares of Common Stock.

                            OTHER MATTERS

       Management knows of no other business that will be presented for action at the Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed proxy will vote or refrain from voting such proxy in accordance with their best judgment.

                            ANNUAL REPORT

       A copy of the Company's Annual Report for the 1999 fiscal year (the "Annual Report") has been mailed to its stockholders. The sections entitled "Security Ownership of Certain Beneficial Owners and Management," "Election of Directors," "Information about the Board and Its Committees," "Remuneration of Directors," "Remuneration of Executive Officers," "Executive Officers" and "Certain Transactions and Related Transactions" in this Proxy Statement. The Annual Report is furnished to stockholders for information only and no part of it is incorporated by reference in this Proxy Statement.


                        AVAILABLE INFORMATION

       The Company is  subject to the  informational requirements of  the
  Exchange Act, and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). The public may inspect and copy at prescribed rates such reports, proxy statements, and other information that the Company has filed with the Commission, at the public reference facilities that the Commission maintains at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. In addition, the public may obtain such reports, proxy statements and other information concerning the Company from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

                        STOCKHOLDER PROPOSALS

  Stockholder proposals for the 2001 Annual Meeting of Stockholders must be received by the Corporation at its executive office in Chicago, Illinois, on or prior to December 8, 2000 for inclusion in the Corporation's proxy statement for that meeting. Any stockholder proposal must also meet the other requirements for stockholder proposals as set forth in the rules of the U.S. Securities and Exchange Commission relating to stockholder proposals.